Exhibit 99.1

Kforce Inc.
1001 East Palm Ave.
Tampa, FL 33605
(NASDAQ: KFRC)

AT THE FIRM

Michael Blackman

Chief Corporate Development Officer

(813) 552-2927

KFORCE INC. ANNOUNCES THIRD QUARTER REVENUES AND

EPS WILL LIKELY EXCEED GUIDANCE

KFORCE REPURCHASED 4.6 MILLION SHARES IN THE THIRD QUARTER

TAMPA, FL — October 13, 2011 — Kforce Inc. (NASDAQ: KFRC), a provider of professional staffing services and solutions, today announced that it will likely exceed both prior revenues and earnings per share guidance issued on August 2, 2011 of revenues in the $276 million to $283 million range and earnings per share in the range of $0.17 to $0.19.

David L. Dunkel, Chairman and Chief Executive Officer, commented, “We are very pleased that the quarter progressed better than we had anticipated, and it now appears that revenues may approximate $289 million and earnings per share may approximate $0.22 per share. In addition, the Firm repurchased 4.6 million shares in the third quarter, which represented 10.8% of shares outstanding as of June 30, 2011. We look forward to further discussing our results on our November 1st conference call.”

On Tuesday, November 1, 2011 we will release third quarter results post-market and host a conference call to discuss those results. The call will begin at 5:00 p.m. EST. The dial-in number is (877) 344-3890. The conference passcode is Kforce. The replay of the call will be available from 8:00 p.m. EST. Tuesday, November 1 through November 15, 2011 by dialing (800) 642-1687, passcode 51841288.

This call is being webcast by Shareholder.com and can be accessed at Kforce’s web site at www.kforce.com (select “Investor Relations”). The webcast replay will be available until November 15, 2011.

About Kforce

Kforce (Nasdaq:KFRC) is a professional staffing and solutions firm providing flexible and permanent staffing solutions in the skill areas of technology, finance & accounting, and health and life sciences. Backed by approximately 2,200 associates and approximately 10,600 consultants on assignment, Kforce is committed to “Great People = Great Results” for our valued clients and candidates. Kforce operates with 63 offices located throughout the United States and one office in the Philippines. For more information, please visit our Web site at http://www.kforce.com.

The third quarter estimated revenues and earnings per share discussed above are subject to final confirmation as part of the Firm’s quarterly review process, and therefore are subject to change. Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions and growth in the staffing industry and general economy; competitive factors, risks due to shifts in the market demand, including, without limitation, shifts in demand for our Kforce Government Solutions, Health and Life Sciences, Finance and Accounting and Technology groups, as well as the market for search and flexible staffing assignments; changes in the service mix; ability of the Firm to complete acquisitions; and the risk factors listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, as well as assumptions regarding the foregoing. The words “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Firm undertakes no obligation to publicly update or revise any forward-looking statements. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.